Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

TABLE OF CONTENTS

Page No.

Basis of Presentation	1

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2006	2

Notes to Unaudited Pro Forma Condensed Combined Financial Information	3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

BASIS OF PRESENTATION

The following Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2006 is based on the historical financial statements of StoneMor Partners L.P. (“StoneMor”) and Certain Wholly-Owned Subsidiaries of Service Corporation International (“SCI locations”) after giving effect to the purchase of SCI locations by StoneMor based on the assumptions and adjustments described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Statement of Operations.

The Unaudited Pro Forma Condensed Combined Statement of Operations has been prepared using the purchase method of accounting as if the transaction had been completed as of January 1, 2006 for purposes of the Unaudited Pro Forma Condensed Combined Statement of Operations. StoneMor’s balance sheets as of December 31, 2006 and March 31, 2007 and statement of operations for the quarter ended March 31, 2007 reflect the acquisition of the SCI locations, which occurred on September 28, 2006, therefore these pro forma financial statements are not provided as permitted by Article 11 of Regulation S-X.

The Unaudited Pro Forma Condensed Combined Statement of Operations was derived from the separate historical Consolidated Financial Statements and accompanying notes included in StoneMor’s Annual Report on Form 10-K/A for the year ended December 31, 2006, the separate historical combined financial statements and accompanying notes for the SCI locations included in the Company’s 8-K/A dated December 12, 2006 for the period ended June 30, 2006 and internal records related to the SCI locations for the period July 1, 2006 through September 27, 2006. The Unaudited Pro Forma Condensed Combined Statement of Operations should be read in conjunction with such separate historical financial statements and accompanying notes. The Unaudited Pro Forma Condensed Combined Statement of Operations is not intended to be indicative of the consolidated results of operations of StoneMor that would have been reported had the acquisition been completed as of the dates presented and should not be taken as representative of future consolidated results of StoneMor. The accompanying the Unaudited Pro Forma Condensed Combined Statement of Operations is presented in accordance with Article 11 of Regulation S-X.

The Unaudited Pro Forma Condensed Combined Statement of Operations does not reflect any effect of operating efficiencies, cost savings, and other benefits anticipated by StoneMor’s management as a result of the acquisition.

StoneMor Partners L.P.

Pro Forma Condensed Combined Statement of Operations

(in thousands, except unit data)

(unaudited)

	StoneMor as Reported	Service Corporation International Locations as Provided	Service Corporation International Locations as Provided	Pro Forma Adjustments	Note 2	Pro Forma
	Year Ended December 31,	Six Months Ended June 30,	Period July 1 - September 27,
	2006	2006	2006
Revenues:
Cemetery	$108,995	$5,400	$1,458	$—		$115,853
Funeral home	6,118	3,198	1,026	—		10,342

Total revenues	115,113	8,598	2,484	—		126,195

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Land and crypts	5,287	82	20	(20)	a	5,369
Perpetual care	3,109	161	40	—		3,310
Merchandise	6,296	737	184	—		7,217
Cemetery expense	24,344	1,896	631	—		26,871
Selling expense	23,186	533	144	—		23,863
General and administrative expense	12,801	1,622	444	—		14,867
Corporate overhead	19,795	—	—	—		19,795
Depreciation and amortization	3,501	455	123	—		4,079
Funeral home expense	4,836	2,263	986	—		8,085

Total cost and expenses	103,155	7,749	2,573	(20)		113,457

OPERATING PROFIT	11,958	849	(89)	20		12,738
INTEREST EXPENSE	7,491	—	—	398	b	7,889
OTHER EXPENSE	—	1,450		—		1,450

INCOME / (LOSS) BEFORE INCOME TAXES	4,467	(601)	(89)	(378)		3,399
INCOME TAXES (BENEFIT):
State and franchise taxes	438			—		438
Federal	989	(231)	(34)	231	c	955

Total income taxes (benefit)	1,427	(231)	(34)	231		1,393

NET INCOME (LOSS)	$3,040	$(370)	$(55)	$(609)		$2,006

General partner’s interest in net income for the period	$60					$39
Limited partners’ interest in net income for the period
Common	$1,549					$1,022
Subordinated	$1,430					$944
Net income per limited partner unit (basic and diluted)	$.34					$.23
Weighted average number of limited partners’ units outstanding (basic and diluted)	8,831					8,831

See accompanying notes to unaudited pro forma condensed combined financial information

STONEMOR PARTNERS L.P.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(UNAUDITED)

NOTE 1. DESCRIPTION OF TRANSACTION

On September 28, 2006, StoneMor Operating LLC, a Delaware limited liability company (the “Operating LLC”) and a wholly owned subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Company”), joined by certain of its direct and indirect subsidiary entities (collectively, the “Buyer”), entered into the Asset Purchase and Sale Agreement (the “ SCI Purchase Agreement”), with SCI Funeral Services, Inc., an Iowa corporation (“SCI”), joined by certain of its direct and indirect subsidiary entities (collectively, the “SCI Group”).

On September 28, 2006, the Operating LLC, joined by StoneMor Michigan LLC, a Michigan limited liability company and a wholly-owned subsidiary of the Operating LLC, and StoneMor Michigan Subsidiary LLC, a Michigan limited liability company and a wholly owned subsidiary of Cornerstone Family Services of West Virginia, Inc. (collectively, “StoneMor Michigan Buyer”), SCI, together with SCI Michigan Funeral Services, Inc., a Michigan corporation (collectively, “SCI Michigan”), and Hawes, Inc., a Michigan corporation (“Hawes”), entered into the Asset Purchase and Sale Agreement (the “Hawes Purchase Agreement”). On September 28, 2006, StoneMor Michigan Buyer and SCI Michigan also entered into the Asset Purchase and Sale Agreement (the “Hillcrest Purchase Agreement, and, together with the SCI Purchase Agreement and the Hawes Purchase Agreement, the “Purchase Agreements”), with Hillcrest Memorial Company, a Delaware corporation (“Hillcrest”).

Pursuant to the SCI Purchase Agreement, the Buyer acquired from the SCI Group 18 cemeteries, 14 funeral homes and 3 crematories (collectively, the “SCI Properties”), including certain related assets (together with the SCI Properties, the “SCI Acquired Assets”) and certain related liabilities (the “SCI Assumed Liabilities” and, together with the SCI Acquired Assets, the “SCI Business”). The SCI Properties that comprise the SCI Business are located in Alabama (5 cemeteries and 3 funeral homes), Colorado (2 cemeteries), Illinois (1 cemetery), Kansas (2 cemeteries, 1 funeral home and 1 crematory), Kentucky (1 cemetery), Missouri (1 cemetery), Oregon (5 cemeteries, 6 funeral homes and 2 crematories), Washington (1 cemetery and 2 funeral homes), and West Virginia (2 funeral homes). Pursuant to the Hawes Purchase Agreement, StoneMor Michigan Buyer acquired from Hawes a cemetery located in Michigan (the “Hawes Property”), including certain related assets (together with the Hawes Property, the “Hawes Acquired Assets”) and certain related liabilities (the “Hawes Assumed Liabilities” and, together with the Hawes Acquired Assets, the “Hawes Business”).

Pursuant to the Hillcrest Purchase Agreement, StoneMor Michigan Buyer acquired from Hillcrest two cemeteries located in Michigan (collectively, the “Hillcrest Properties”), including certain related assets (together with the Hillcrest Properties, the “Hillcrest Acquired Assets”) and certain related liabilities (the “Hillcrest Assumed Liabilities” and, together with the Hillcrest Acquired Assets, the “Hillcrest Business”).

On September 28, 2006, the Buyer, in consideration for the transfer and delivery to it of the SCI Acquired Assets and in addition to the assumption of the SCI Assumed Liabilities, paid to the SCI Group the sum of $10,390,000 (the “SCI Closing Purchase Price”) as follows: (i) the sum of $4,515,000 in cash and (ii) 275,046 common units (the “Common Units”) representing limited partner interests in the Company equal in value to $5,875,000, in the aggregate, based on the closing price per Common Unit as quoted on the Nasdaq Global Market for the second business day immediately preceding the closing date. The Common Units were issued to SCI New Mexico. On September 28, 2006, StoneMor Michigan Buyer: (i) in consideration for the transfer and delivery to it of the Hawes Acquired Assets and in addition to the assumption of the Hawes Assumed Liabilities, paid to Hawes the sum of $446,000 in cash (the “Hawes Closing Purchase Price”); and (ii) in consideration for the transfer and delivery to it of the Hillcrest Acquired Assets and in addition to the assumption of the Hillcrest Assumed Liabilities, paid to Hillcrest the sum of $914,000 in cash (the “Hillcrest Closing Purchase Price”).

The SCI Closing Purchase Price, the Hawes Closing Purchase Price and the Hillcrest Closing Purchase Price can be increased or decreased post-closing for accounts receivable, merchandise trust amounts and endowment care trust amounts above or below agreed levels, as provided in the SCI Purchase Agreement, the Hawes Purchase Agreement and the Hillcrest Purchase Agreement, respectively.

The SCI Closing Purchase Price can be also increased by certain amounts which may become payable pursuant to the Registration Rights Agreement by and between StoneMor and SCI New Mexico filed as exhibit 10.4 to StoneMor’s current report on Form 8-K filed on October 4, 2007.

The Purchase Agreements also include various representations, warranties and covenants which are customary for transactions of this nature.

The following information on the components and allocation of the purchase price is based on StoneMor Partners’ evaluation and review of the assets acquired and liabilities assumed and may change as additional facts become evident. Among other things, the consideration paid by StoneMor may be different than the estimated purchase price below as a result of the result of certain adjustments in the Purchase Agreements and the Registration Rights Agreement. These elements include, but are not limited to, adjustments for accounts receivable amounts, merchandise trust amounts and perpetual care trust amounts above or below an agreed upon level, as provided in the Purchase Agreement and increased by any amounts which may become payable pursuant to the Registration Rights Agreement.

The components of the purchase price were as follows (in thousands):

Paid to Seller	$6,159
Value of Common Units paid to seller	5,875
Acquisition Costs	3,692

Total Consideration	$15,725

The allocation of the purchase price is as follows:

Total Consideration	$15,725

Allocated to:

Accounts Receivable, net	$3,855
Inventories	2,076
Investment in Trust	24,986
Cemetery Property	4,502
Property, Plant and Equipment	4,123
Cemetery Perpetual Care Trusts	17,202
Deferred Interest	(628)
Deferred Margin	(12,059)
Merchandise Liability	(11,130)
Non-Controlling Interest in Perpetual Care Trusts	(17,202)

NOTE 2. UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2006:

a.	To adjust cost of goods sold land and crypts based on the approximated fair market value of the cemetery property acquired.

b.	To increase due to borrowing of $9.0 million in acquisition principal.

c.	To eliminate the benefit from taxes due to the impairment charge recorded on the SCI locations’ financial statements. StoneMor would not have received similar benefit had it written down the value of the assets due to its structure as a master limited partnership